        NUMBER                                                             UNITS
   U-__________

    SEE REVERSE FOR
  CERTAIN DEFINITIONS         HANDHELD ENTERTAINMENT, INC.

                                                               CUSIP 410274 30 8

 UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE
                             SHARE OF COMMON STOCK

THIS CERTIFIES THAT
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is the owner of                                                           Units.
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Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Handheld Entertainment, Inc., a Delaware
corporation (the "Company"), and one warrant (the "Warrant"). The Warrant entitles the holder to purchase one (1) share of Common Stock for $[ ] per share
(subject to adjustment). Each Warrant will become exercisable on the date that the Warrant is separately transferable from the Unit, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2011 or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants
comprising the Units represented by this certificate are not transferable separately prior to __________, 2006, subject to earlier separation in the discretion of Newbridge Securities Corp. and Pali Capital, Inc. The terms of the
Warrant are governed by a Warrant Agreement, dated as of _______, 2006, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and
are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.
Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and
Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

------------------[HANDHELD ENTERTAINMENT, INC. SEAL OMITTED]-------------------
    President                                                     Secretary

                          HANDHELD ENTERTAINMENT, INC.

         The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common             UNIF GIFT MIN ACT - _____ Custodian ______
     TEN ENT - as tenants by the entireties                         (Cust)         (Minor)
     JT TEN -  as joint tenants with right of                 under Uniform Gifts to Minors
               survivorship and not as tenants                Act ______________
               in common                                              (State)

Additional Abbreviations may also be used though not in the above list.

      For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                                           Units
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represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                        Attorney
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to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated
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                         -------------------------------------------------------
                         NOTICE: The signature to this assignment must
                         correspond with the name as written upon the face of
                         the certificate in every particular, without alteration
                         or enlargement or any change whatever.

Signature(s) Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).